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                                                                   EXHIBIT 10(x)



                             ACQUISITION AGREEMENT

         This ACQUISITION AGREEMENT is dated as of August 2nd, 1996. The parties are RECOR, Inc. (Hereinafter "RECOR" ), KENSINGTON CAPITAL, PLC (the
"Buyer"), or its assigns, and AVALON COMMUNITY SERVICES, INC. ("Avalon").   The
Company and RECOR are Texas corporations. The Buyer is a Nevis corporation. Avalon is a Nevada corporation.

          RECOR owns all of the issued and outstanding shares of capital stock (the "Shares") of SECURE CORRECTIONS, INC. (the "Company"). The Buyer desires to purchase from RECOR, and RECOR desire to sell to the Buyer, all of the Shares in exchange for the consideration herein contained and in accordance with the terms and conditions set forth in this Agreement. Likewise, Avalon desires to acquire operations of that certain Intermediate Sanction Facility located at El Paso, Texas, and the contract management rights for that certain Adult Detention Facility to be located at McKinley County, New Mexico.

         NOW, THEREFORE, in consideration of the respective covenants, representations and warranties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. SALE AND PURCHASE OF THE SHARES.

         At the Closing RECOR shall sell and transfer to the Buyer all of the Shares owned by RECOR in exchange for the payment and transfer of the following consideration, to be delivered and distributed as follows:

         A. Upon the execution of this Agreement and transfer and delivery of the Shares to the Buyer, Buyer shall pay to RECOR the sum of TWO HUNDRED THOUSAND DOLLARS ($200,000.00)

         B. Upon the execution of this Agreement, Buyer shall deliver to Lawyers Title of Pensacola, or such other escrow agent as shall be agreed upon by the parties (hereinafter the "Escrow Agent") (i) 50,000 shares of common stock of Avalon, and (ii) Purchase Warrants for 200,000 shares of common stock of Avalon at market ask price at the date of Closing. All such consideration shall be held by the Escrow Agent under the terms and conditions of the Escrow Agreement executed by and
                 among the parties hereto and the Escrow Agent.    The 50,000
                 shares of common stock shall be issued and delivered to the escrow agent to be held in the name of the following parties, as part of the consideration passing between the parties to this Agreement:

                 5,000 shares of common stock shall be issued to Rick Pierce 22,500 shares of common stock shall be issued to Edwin Bruce Lowman II (RECOR has advised that this stock is to be issued to Mr. Lowman in consideration for services rendered to RECOR by Mr. Lowman) 22,500 shares of common stock shall be issued to RECOR, Inc.
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                 The purchase warrants shall be issued in the following manner:

                 Purchase Warrant for 20,000 shares of common stock shall be issued to Rick Pierce Purchase Warrant for 90,000 shares of common stock shall be issued to Edwin Bruce Lowman II (RECOR has advised that this Purchase Warrant is to be issued to Mr. Lowman in consideration for services rendered to RECOR by Mr. Lowman) Purchase Warrant for 90,000 shares of common stock shall be issued to RECOR, Inc.

         C. As additional consideration, (with the exception of payroll taxes) Buyer agrees to pay directly to the Company's creditors at the time of Closing the Company's identified and disclosed current and past due liabilities of Secure Corrections, Inc., as set forth on the Schedule of Class "B" Creditors as set forth on the Disclosure of Liabilities, Exhibit "A" hereto. The additional consideration of $44,782.54 shall be delivered to the Escrow Agent at time of Closing, to be distributed to
                 RECOR in the manner hereinafter provided.    With respect to
                 payroll taxes, the parties agree that the payroll taxes identified on Exhibit "A" hereto are estimates only, and may not be properly assessable against Secure Corrections, Inc. The Buyer agrees to assume the liability to pay all payroll taxes (including penalty and interest) ultimately determined to be properly assessable against Secure Corrections, Inc., but the liability of the Buyer for payroll taxes, penalty and interest shall not exceed those amounts shown on Exhibit "A". Any liability for payroll taxes, and penalties and interest thereon, in excess of that shown on Exhibit "A" hereto shall be treated as an undisclosed liability hereunder, and shall remain the responsibility of RECOR. If it shall be determined (as confirmed by the IRS) that the payroll tax liability is less than that shown on Exhibit "A" hereto, then the difference between the actual liability and the estimated liability shown on Exhibit "A" hereto shall be immediately remitted to RECOR.

         D. The Company and RECOR are currently preparing the unaudited balance sheet of the Company as of July 15, 1996, and the related unaudited statement of income and retained earnings, also as of July 15, 1996. (Said balance sheet and statement of income collectively referred to herein as the "Financial Statements" of the Company). All Liabilities of the Company as of July 15, 1996 required to be reflected or reserved for by generally accepted accounting principles consistently applied are to be fully reflected or reserved for in the Company's balance sheet. It is agreed by the parties hereto that the Escrow Agent shall maintain possession of the consideration identified in Paragraph 1.B. above until such time as the following contingencies occur: (1) Financial Statements are completed and delivered to Avalon and Buyer; and (2) filing of income and franchise tax returns due prior to July 15, 1996, for the Company and delivery





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                 of satisfactory calculations federal income tax loss
                 carryforward for the Company and (3) the Company is released, dismissed or discharged without liability from the Litigation
                 described in Paragraph 4.10 of this Agreement.   Upon the
                 completion of these contingencies, then Buyer, Avalon and RECOR shall issue written instructions to the Escrow Agent signed by all parties hereto to deliver the escrowed common stock and purchase warrants to the parties described in Paragraph 1.B. and the funds to RECOR as follows:

                 The Escrow Agent will deliver to the parties described in Paragraph 1.B. the escrowed 50,000 shares of Avalon Common Stock. The shares of Avalon Common Stock will be restricted for three (3) years from the date of the issuance of the delivery of the Common Stock. One-third (1/3) of the shares will become freely trading beginning three years from the date of delivery, an additional one-third (1/3) of the shares will become freely trading beginning four years from the date of the delivery, and the remaining one-third (1/3) of the shares will become freely trading beginning five years from the date of delivery. A restrictive legend will be affixed to the shares and notification provided to the Avalon transfer agent to evidence this transaction.

                 The Escrow Agent will deliver to RECOR purchase warrants at the market ask price at the date of closing for 200,000 shares of Avalon Common Stock, said Purchase Warrants to expire 5 years from the date of issuance. The Warrants will be filed with the SEC within 120 days of Closing.

                 With respect to the consideration identified in Paragraph 1.C. (being the fund of $44,782.54), that fund will be distributed to RECOR upon the occurrence of the following two contingencies within 60 days of date hereof: (1) Financial Statements are completed and delivered to Avalon and Buyer; and (2) the delivery of filed income tax returns which were due prior to July 15, 1996, and delivery of satisfactory calculations of federal income tax loss carryforward for the
                 Company.   Provided, however, that in the event that other
                 past due or current liabilities of the Company not revealed on the Disclosure of Liabilities, Exhibit "A" hereto, should be discovered or revealed prior to the time for distribution of the escrowed consideration, all such liabilities of the Company shall be paid out of the escrowed funds to the third party creditors, with the balance, if any, being distributed to RECOR. If the money held in the escrow fund is insufficient to pay off the past due or current liabilities of the Company, RECOR shall promptly pay such additional funds as are needed to satisfy such past due or current liabilities. If, after written demand from the Buyer and/or Avalon, RECOR fails or refuses to advance the additional funds necessary for payoff of the liabilities, including any amounts assessed against the Company as a result of the Litigation pending against the Company, then the Buyer and Avalon shall notify the escrow agent that the number of shares of Avalon common stock and/or Avalon Stock Purchase Warrants to be delivered to





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                 RECOR shall be reduced by the value of Avalon Common Stock shares and/or Avalon Stock Purchase Warrants necessary to satisfy the unpaid liabilities. The value of the Avalon Common Stock and/or Warrants shall be measured at the market asking price of the Stock and/or exercise price of the Stock Purchase Warrants at the date of the distribution of the escrowed consideration.

2.       ASSIGNMENT OF RIGHTS UNDER MCKINLEY COUNTY OPERATIONS AND MANAGEMENT
         AGREEMENT.

         2..1.   RECOR has applied to operate, maintain and manage an Adult
Detention Facility under contract with McKinley County, New Mexico. RECOR does hereby assign to Southern Corrections Systems, Inc., the wholly owned subsidiary of Avalon, all present and hereafter acquired right, title and interest of RECOR, if any, in and under said Operations and Management
Agreement with McKinley County, New Mexico.   RECOR further agrees to allow
representatives of Avalon or Southern Corrections Systems, Inc., to hereafter fully participate in all negotiations and communications with McKinley County, New Mexico, regarding the execution of the Operations and Management Agreement for the Adult Detention Facility. The parties hereto understand that McKinley County, New Mexico, must consent to any assignment of rights and obligations under the Operations and Management Agreement for the Adult Detention Facility. Therefore, it is a condition precedent to any obligations of Avalon for payment of consideration allocated herein for assignment of rights under the McKinley County, New Mexico, Adult Detention Facility contract that McKinley County must give all required consents to allow Southern Corrections Systems, Inc. to operate the Adult Detention Facility.

         2..2.   In consideration for the mutual covenants and promises herein contained, at the time that an Operations and Management Agreement is awarded to Southern Corrections Systems, Inc., for operations, maintenance and management of the McKinley County Adult Detention Facility on terms and conditions that are satisfactory to Southern Corrections Systems, Inc., Avalon agrees to deliver the following consideration:

         A. Twenty Five Thousand (25,000) shares of Avalon Common Stock. The shares of Avalon Common Stock will be restricted for three
                 (3) years from the date of the issuance and delivery to RECOR. One-third (1/3) of the shares will become freely trading beginning three years from the date of issuance and delivery, an additional one-third (1/3) of the shares will become freely trading beginning four years from the date of issuance and delivery, and the remaining one-third (1/3) of the shares will become freely trading beginning five years from the date issuance and delivery. A restrictive legend will be affixed to the shares and notification provided to the Avalon transfer agent to evidence this transaction.

         B. Seventy Five Thousand (75,000) Avalon Common Stock purchase warrants at the market ask price at the date of Closing, said Warrants to expire 5 years





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                 from the date of issuance.  The Warrants will be filed with the SEC within 120 days of Closing.

         C. At the time of issuance of the said 25,000 shares of common stock, the stock shall be issued to the following parties, as part of the consideration passing between the parties to this
                 Agreement:

                 2,500 shares of common stock to Rick Pierce
                 11,250 shares of common stock to Edwin Bruce Lowman II ( in consideration for past services rendered by Mr. Lowman to RECOR) 1,250 shares of common stock to Bruce Williams.

3.  CLOSING.

    3..1. Closing Date. The Closing (the "Closing") of the sale and purchase of the Shares shall take place in the following manner: The Buyer shall wire transfer to Mr. Bruce A. Haught, Attorney at Law, Destin, Florida, the sum of $200,000. RECOR shall deliver to Mr. Bruce A. Haught all documents required to be delivered to the Buyer hereunder. Upon confirmation to the parties that Mr. Haught has received the said $200,000 from the Buyer and the required documents from RECOR, the parties shall authorize Mr. Haught in writing to immediately release the said $200,000 to RECOR, and all of the documents required from RECOR (which shall consist of the delivery of an executed copy of this Acquisition Agreement, transfer of all outstanding stock of the Company, and the delivery of the resignation of all officers and directors of the Company), shall be immediately delivered to the Buyer. All remaining documents and funds required under this Agreement shall be thereafter transferred into the hands of the escrow agent to be designated by the parties.

     3..2. Deliveries. At the Closing, subject to the provisions of this Agreement, RECOR shall deliver to the Buyer, free and clear of all Liens, the certificates for the Shares of the Company to be sold by such RECOR in negotiable form, duly endorsed in blank, or with separate notarized stock transfer powers attached thereto and signed in blank, in exchange for the delivery by the Buyer to the Escrow Agent the consideration required by this Agreement. At the Closing, RECOR will make available to the Buyer the written resignations of all the directors and officers of the Company effective as of the Closing except for such directors and officers as the Buyer shall designate in writing, and shall cause to be made available to the successor dir, stock record books, books of account, corporate seals, Contracts and other documents, instruments and papers belonging to the Company and shall cause full possession and control of all of the Assets and of all other things and matters pertaining to the operation of the Business to be transferred and delivered to the directors and officers elected to succeed the resigned directors and officers of the Company. As used herein the term "Assets" means all of the Company's assets, properties, business, goodwill and rights of every kind and description, real and personal, tangible and intangible, wherever situated.
The term "Assets" further specifically includes the El Paso Intermediate Sanction Facility, all personal property and improvements connected with said facility, Lot 2, Block 8, of Horizon Hills, El Paso County, State of Texas, and all contract rights existing between the Company and the West





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Texas Community Supervision and Corrections Department or any other contracts that regard or relate to the El Paso Adult Intermediate Sanction Facility. If RECOR or RECOR hold any rights regarding or relating to the El Paso Adult Intermediate Sanction Facility or any other Assets, they shall also assign and transfer all such rights to Buyer at the time of Closing.

    3..3. Termination. In the event that the Closing shall not have taken place on or before August 12, 1996, or such later date as shall be mutually agreed to in writing by the Buyer and RECOR, all of the rights and obligations of the parties under this Agreement shall terminate without liability, except for liability in the event the Closing does not occur and this Agreement terminates by reason of a default or breach by any party hereto.

  4. REPRESENTATIONS AND WARRANTIES OF RECOR. RECOR hereby jointly and severally represent and warrant to the Buyer and to Avalon:

    4..1. Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of Texas, having fully on the business as it has been and is now being conducted and to own, lease and operate the Assets. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the business or the character of the Assets requires such qualification. The Company has no subsidiaries.

    4..2. Authority and Binding Effect. RECOR has the full power and authority to execute, deliver and perform this Agreement and has taken all actions necessary to secure all approvals required in connection therewith. RECOR owns all of the Shares of the Company free of any liens or encumbrances.

    4..3. Validity of Contemplated Transactions.   The execution and
performance of this Agreement will not violate any laws, regulations or Court orders, nor require any prior approval from a third party.

    4..4. Third-Party Options. There are no existing Contracts, options, commitments or rights with, to or in any third party to acquire the Company, any of the Assets or any interest therein or in the business of the Company.

    4..5. Financial Statements and Disclosure Statement of Liabilities. With the assistance of Avalon and the Buyer as needed, as soon as practicable the Company and RECOR shall deliver to the Buyer accurate Financial Statements of
the Company's financial position as of July 15,  1996.   All liabilities of the
Company are set forth on the Disclosure Statement which is attached to this Agreement as Exhibit "A" and incorporated herein by this reference. Except as disclosed in the Disclosure of Liabilities Statement which is Exhibit "A" to this Agreement, the Company has no other liabilities or obligations. It is agreed that Buyer and Avalon do not assume any liability for any debts owed to any affiliated company of the Company, including debts owed by the Company to Bruce Williams or to RECOR.

    4..6. Title to Assets. The Company owns outright and has good and marketable title to all





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
of the Assets of the Company, free and clear of all liens, except liens permitted by the written consent of the Buyer and Avalon.

    4..7. Condition of Assets. All assets and properties which are part of the Assets are in good operating condition and repair and are usable in the ordinary course of business consistent with past practice and conform in all material respects to all applicable Regulations relating to their construction, use and operation.

    4..8. All of the Contracts to which the Company is party or by which it or any of the Assets is bound or affected are valid, binding and enforceable in accordance with their terms. The Company has conducted and is conducting the Company's business in compliance with all applicable Laws of all governments and governmental agencies. Neither the real or personal properties owned, leased, operated or occupied by the Company, nor the use, operation or maintenance thereof, (a) violates any Laws of any government or governmental agency, or (b) violates any restrictive or similar covenant, agreement, commitment, understanding or arrangement.

    4..9. Licenses; Permits; Related Approvals. The Company possesses all contracts, licenses, permits, consents, approvals, authorizations, qualifications and orders (hereinafter collectively referred to as "Permits") of all governments and governmental agencies lawfully required to enable the Company to conduct the Company's business as an Intermediate Sanction Facility in El Paso County, Texas, or otherwise conduct the Company's business in any other facility and jurisdiction. All of the contracts and Permits are in full force and effect, and no suspension, modification or cancellation of any of the contracts and Permits is pending or threatened.

    4..10. Claims. There is no Litigation pending or threatened against the Company, the Business or the Assets, except for the following pending matters:

         a. Thomas H. Applewhite and Harriet M. Applewhite vs. Recor, Inc., Secure Corrections, Inc., et al., Case No. 94-07157; 250th Judicial District Court of Travis County, State of Texas; and

         b. William E. Burke vs. Recor, Inc., Secure Corrections, Inc., et al., Case No. 94-07156; 201st Judicial District Court of Travis County, State of Texas; and

         c. Gloria Moreno vs. Recor, Inc., Secure Corrections, Inc., et al.; Case No. 94-09493; 200th Judicial District Court of Travis County, State of Texas; and

         d. M. Collier Perry dba Perry & Perry Builders, Inc., vs. Recor, Inc.; Case No. 24,947; 20th Judicial District Court of Milam County, State of Texas.

No other claim has been asserted and no event has occurred that might result in other Litigation against the Company or the Assets.





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
    4..11.   Tax Matters.  The Disclosure of Liabilities attached hereto as
Exhibit "A" sets forth an estimate of current or past due taxes owed through July 15, 1996. A consolidated Federal Income Tax Return for the year ended December 31, 1995, will be filed by RECOR, and will include Secure Corrections, Inc. Any amounts owing on that 1995 Federal Income Tax Return will be paid by RECOR. The buyer will be indemnified for any and all taxes found to be owed for the periods ending July 15, 1996. Any additional notices of taxes, interest, penalties, assessments and deficiencies owed, for any period prior to July 15, 1996, will be paid by RECOR.

    4..12. No Material Adverse Developments. Since the date of the financial information furnished by Buyer, there has been no actual or threatened change in the financial condition of the Company or, to the best of the Company's and each RECOR's knowledge, any event, condition or state of facts, in either case that is or might be material and adverse to the Company or the Assets.

    4..13. Full Disclosure.   The representations made by RECOR herein and in
any documents signed in the performance of this Agreement are true. RECOR has told the Buyer and Avalon all material facts necessary for a complete and honest disclosure of the financial condition of the Company and the condition of the Assets.

         5. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER AND AVALON.
Except as provided in Paragraph 1.C. and 1.D of this Agreement, the obligations of the Buyer and Avalon under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions:

    5..1. Representations True at Closing. The representations and warranties of RECOR set forth in Section 4 shall be true and correct on the Closing Date
with the same effect as if made at that time.   The representations and
warranties made by RECOR herein shall survive the Closing.

    5..2. Performance by RECOR. With the exception of the satisfaction of the contingencies required by Paragraph 1.D. of this Agreement, RECOR shall have performed and satisfied all agreements and conditions which each of them is required by this Agreement and the Letter Agreement of July 15, 1996, to perform or satisfy prior to or on the Closing Date.

    5..3. Form and Content of Documents. The form and content of all documents, certificates and other instruments to be delivered by RECOR shall be reasonably satisfactory to the Buyer.

    5..4. Material Adverse Changes. From the date hereof to the Closing Date, neither the Company nor the Assets shall have been materially adversely affected in any way, including, without limitation, by fire, casualty, act of God or otherwise. There shall be no conditions existing or threatened with respect to the Company, or the Assets that might be expected to have a material adverse effect on any of them.





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
    5..5. Regulatory Compliance and Approvals. The Buyer and Avalon shall be satisfied that all approvals required under any Regulations to carry out the acquisition shall have been obtained and that the parties shall have complied with all Regulations applicable to the acquisition of Secure Corrections, Inc.

    5..6. Consents. RECOR or the Company shall have delivered to the Buyer all consents required to be obtained in connection with the Acquisition in order to avoid a Default under any Contract to or by which the Company is a party or may be bound. Each of the foregoing must be free from burdensome restrictions and conditions not applicable to the Company prior to the date of this Agreement.

    5..7. Buyer Review. The Buyer and Avalon shall have completed and be satisfied with its confidential and nondisclosed review of the business, management, finances and accounts receivable of the Company.

    5..8. Current Contracts. The Company is currently operating the El Paso Intermediate Sanction Facility under the terms and provisions of the Contract by and between Secure Corrections, Inc, as Contractor, and West Texas Community Supervision and Corrections Department, Contracting Agency, dated December 19th, 1990, as extended by the Contracting Agency. It is a condition to Buyer's and Avalon's obligations under this agreement that the West Texas Community Supervision and Corrections Department (a) consent to the acquisition of ownership of Secure Corrections, Inc., by the Buyer herein, and (b) consent to an extension of the contract for operation of the El Paso Intermediate Sanction Facility for a minimum period of 15 years, and (c) consent to a transfer of operations of the El Paso Intermediate Sanction Facility to the
subsidiary of Avalon, Southern Corrections Systems, Inc.   If these
contingencies are not met by August 12, 1996, then Buyer and Avalon shall have the right to terminate this Agreement and terminate all of their obligations to the Company and all other parties to this Agreement. Buyer and Avalon shall likewise be entitled to immediate return of all consideration paid or to be paid under this Agreement, including all consideration previously delivered to the Escrow Agent.

      6. CONDITIONS PRECEDENT TO OBLIGATIONS OF RECOR.   The obligations of
RECOR under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions:

    6..1. Performance by the Buyer. The Buyer and Avalon shall have performed and satisfied all agreements and conditions which it is required by this Agreement to perform or satisfy prior to or on the Closing Date.

    6..2. Form and Content of Documents. The form and content of all document instruments to be delivered by the Buyer or Avalon shall be reasonably satisfactory to RECOR.

      7. NON - COMPETE AGREEMENT. After closing, and for a period of five years thereafter, RECOR agrees to refrain from owning, managing, operating, controlling or participating in the





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
ownership, management, operation, control or financing of any community corrections services, residential care facilities, drug or alcohol treatment programs, "half-way house" programs, or any other programs within 200 miles of the El Paso Intermediate Sanction Facility or (in the event that Southern Corrections Systems, Inc., acquires operation and management of the McKinley County Adult Detention Facility) the McKinley County Adult Detention Facility. Provided, however, that RECOR may continue to operate any juvenile programs that it now has which are within the 200 mile limit.

      8.  INDEMNIFICATION.    RECOR shall indemnify and hold harmless the Buyer
and Avalon from, against and in respect of any and all damages, losses, deficiencies, liabilities, costs and expenses resulting from, relating to or arising out of any (1) liabilities or claims not disclosed on the Disclosure Statement which is attached hereto as Exhibit "A", or (2) any misrepresentations made by the Company to the Buyer or Avalon, or (3) non-fulfillment of any agreement or covenant on the part of RECOR or the Company hereunder, or (4) any claims regarding or relating to any employment agreements with Paul Crozier; or (5) any and all claims arising from or out of the Litigation described in Paragraph 4.10 of this Agreement.

      9.  MISCELLANEOUS.

    9..1. Payment of Expenses. RECOR, the Buyer and Avalon will pay all legal, accounting and other fees and expenses which such party incurs in connection with this Agreement and the transactions contemplated hereby, and none of the expenses of RECOR shall be paid by the Company or out of any of the Assets. However, if the failure to satisfy a condition of Closing arises out of the breach, existing at the time of the execution of this Agreement, of a representation or warranty contained in this Agreement, the party terminating this Agreement shall be entitled to receive from the breaching party or parties the expenses of the terminating party incurred between the date of this Agreement and the date of termination.

    9..2. Termination by Mutual Consent. This Agreement may be terminated at any time on or prior to the Closing Date by mutual consent of RECOR, RECOR, the Buyer, and Avalon, which mutual consent shall be in writing and signed by all parties to this Agreement.

    9..3. Termination for Breach. If RECOR shall have breached any of its representations, warranties or other obligations under this Agreement in any material respect, the Buyer or Avalon may give written notice to RECOR of the occurrence of the breach or default, together with a request that RECOR take immediate remedial action to cure the breach or default. If, within 10 days of receipt of the notice of breach or default, RECOR has failed to provide satisfactory proof of cure of the breach, then the Buyer and Avalon may
terminate their obligations under this Agreement.   RECOR  may likewise
terminate its obligations under this Agreement at any time prior to the Closing Date if the Buyer or Avalon shall have breached any of their representations, warranties or other obligations under this Agreement in any material respect, and failed to cure such breach or default within 10 days after written demand
by RECOR for cure of the breach.   Such termination may be effected by written
notice from either the Buyer, Avalon, or RECOR, as appropriate, citing the reasons for termination and





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
shall not subject the terminating party to any liability for any valid termination.

     9..4. Assignment and Binding Effect. This Agreement may not be assigned prior to the Closing by any party hereto without the prior written consent of the other parties. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the heirs, executors, legal representatives, successors and assigns of RECOR and by the successors and assigns of the Buyer or Avalon.

     9..5. Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument executed by such party.

     9..6. Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally to the address set forth below (to the attention of the person identified below) or sent by telegram or by registered or certified mail, postage prepaid, as follows:



         If to Buyer, to:

         Attention:       Kensington Capital, PLC
                          c/o Mr. Mark Robertson
                          Attorney at Law
                          Robertson & Williams
                          3033 N.W. 63rd Street, Suite 160
                          Oklahoma City, OK  73116-3607
                          Telephone (405) 848-1944
                          Telefax: (405) 843-6707

         If to Avalon, to:

         Attention:       Mr. Donald E. Smith
                          Avalon Community Services, Inc.
                          P.O. Box 57012
                          13401 Railway Drive
                          Oklahoma City, Oklahoma 73157
                          Telephone: (405) 752-8802
                          Telefax: (405) 752-8852

         If to RECOR, to:

                          Mr. Bruce Williams
                          RECOR, Inc.
                          1234 Airport Road, Suite 116
                          Destin, Florida 32541
                          Telephone: (904) 654-7150
                          Telefax: (904) 654-9472






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


                          with a required copy to:

                          Mr. Charles E. Jones
                          Jones & Young
                          208 Elm Street
                          Post Office Box 188
                          Sweetwater, TX 79556-0188



or to such other address as the addressee may have specified in a notice duly given to the sender and to counsel as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have given as of the date so delivered or telegraphed or, if mailed, three business days after the date so mailed.

     9..7. Texas Law to Govern. This Agreement shall be governed by and interpreted and enforced in accordance with the substantive laws of Texas.

     9..8. Counterparts. This Agreement may be executed in two or more counterparts, each of which is an original and all of which together shall be deemed to be one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by all of the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. Telefax transmissions shall be accepted as originals. Provided, however, that the original signatures shall be immediately transmitted by express mail services.

     9..9.   In the event that any stock of any party hereto is put into escrow, the parties expressly authorize the continuation of all business and activities, including the power to buy and sell property, of the entity whose stock has been escrowed.

     9..10.   It is understood and agreed that all of the revenues from
operations of the El Paso Intermediate Sanction Facility attributable to the period of July 1 through July 15, 1996 shall be paid to RECOR as soon as such revenues are received by the Company. $53,862

           IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.


                                        RECOR, INC.

Witness:     /s (illegible)             By:     /s   Bruce Williams
        ----------------------------       ------------------------------------

                                        KENSINGTON CAPITAL, PLC

                                        By:     /s   Mark A. Robertson, agent
                                           ------------------------------------

                                        AVALON COMMUNITY SERVICES, INC.

                                        By:   /s   Jerry Sunderland
                                           ------------------------------------






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
                                  EXHIBIT "A"

                      DISCLOSURE STATEMENT OF LIABILITIES
                                       OF
                            SECURE CORRECTIONS, INC.





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